TWELFTH AMENDMENT TO AMENDED AND
RESTATED CREDIT AGREEMENT

        THIS TWELFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 23, 2006, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the “Credit Agreement”), among LEE MIDDLETON ORIGINAL DOLLS, INC., a Wisconsin corporation (as successor by merger to Bando Mcglocklin Small Business Lending Corporation) (the “Company”), the financial institutions from time to time party thereto (individually a “Lender” and collectively the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the “Agent”).

RECITAL

        The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

AGREEMENTS

        In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

        1.    Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 4 below, mean the Credit Agreement as amended by this Twelfth Amendment.

        2.    Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a) The definition of “Maturity Date” contained in section 1 is amended by deleting “June 23, 2006" contained therein and substituting “August 31, 2006” in its place.

(b) Notwithstanding any other provision set forth in the Credit Agreement:

(i) the Company will not request, and the Lenders are not required to fund, a Revolving Loan or a Swing Line Loan at any time on or after June 23, 2006 (other than as set forth in section 3 below);

(ii) the net proceeds of any sale, transfer or other disposition of any property of the Company used in determining the Borrowing Base Amount shall be applied, immediately following receipt, as a mandatory prepayment of the Revolving Loans; and

(iii) the unpaid principal balance of Revolving Loans outstanding from time to time prior to the Maturity Date shall bear interest at the Base Rate

(c) Exhibit H attached hereto shall replace its predecessor attached to the Credit Agreement.

        3.    U.S Bank as the Only Lender. Provided no Event of Default then exists, on the effective date of this Twelfth Amendment, U.S. Bank National Association (“U.S. Bank”) will make a Revolving Loan to the Company in an aggregate amount equal to the outstanding principal balances and all interest accrued on the Revolving Notes held by LaSalle Bank National Association (“LaSalle”) and M&I Marshall & Ilsley Bank (“M&I”). The Company directs the Agent to apply the proceeds of such Revolving Loan to pay to M&I and LaSalle the amount of principal and accrued interest due on their respective Revolving Notes. Upon such application, LaSalle and M&I will no longer be Lenders party to the Credit Agreement and shall have no further obligations thereunder. U.S. Bank will be the only Lender. The Company shall pay any fees accrued for the benefit of LaSalle and M&I under the Credit Agreement through such repayment date promptly after receiving notice of the amount due, if any. LaSalle and M&I shall, promptly after the payment of their respective Revolving Notes, return the original Revolving Notes to the Company.

        4.    Effectiveness of Twelfth Amendment. This Twelfth Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent.

        5.    Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

(a) The execution and delivery of this Twelfth Amendment, and the performance by the Company of its obligations under the Credit Agreement as amended hereby, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

(b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Twelfth Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company’s knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

        6.    Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Twelfth Amendment.

        7.    Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

        8.    Counterparts. This Twelfth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Ninth Amendment by signing any such counterpart.

[Signatures Appear on Next Page]

LEE MIDDLETON ORIGINAL DOLLS, INC.
BY /s/ Craig Bald
Its_________________________________
U.S. BANK NATIONAL ASSOCIATION, as
the Agent and a Lender
BY /s/ Jon Beggs
Its_________________________________
LASALLE BANK NATIONAL ASSOCIATION
BY /s/ Jeffery J. Bowden
Its_________________________________
M&I MARSHALL & ILSLEY BANK
BY /s/ Dan Langhoff
Its_________________________________
BY /s/ Phillip Koepke
Its_________________________________

Signature Page Twelfth Amendment

EXHIBIT H

Lenders’ Revolving Loan Commitments

Lender Revolving Loan Commitment Percentage

Lender	Revolving Loan Commitment	Percentage
U.S. Bank National Association	$1,100,000	100.00%

LaSalle Bank National Association	$0	0%

M&I Marshall & Ilsley Bank	$0	0%